UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
May 10, 2019

MAIDEN HOLDINGS, LTD.
 (Exact name of registrant as specified in its charter)

Bermuda (State or other jurisdiction of incorporation)	001-34042 (Commission File Number)	98-0570192 (IRS Employer Identification No.)

94 Pitts Bay Road, Pembroke HM08, Bermuda

(Address of principal executive offices and zip code)

(441) 298-4900
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

o Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
o Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
o Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
o Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading symbol(s)	Name of Each Exchange on Which Registered
Common Shares, par value $0.01 per share	MHLD	NASDAQ Global Select Market
Series A Preference Shares, par value $0.01 per share	MH.PA	New York Stock Exchange, Inc.
Series C Preference Shares, par value $0.01 per share	MH.PC	New York Stock Exchange, Inc.
Series D Preference Shares, par value $0.01 per share	MH.PD	New York Stock Exchange, Inc.

Item 2.02	Results of Operations and Financial Condition.

On May 10, 2019, the Company issued a press release announcing its results of operations for the three months ended March 31, 2019. A copy of the press release is furnished herewith as Exhibit 99.1 and incorporated herein by reference.
 The information contained in this Item 2.02 and in the accompanying exhibit shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") or otherwise subject to the liabilities of that section, or incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d)           Exhibit

Exhibit
No.	Description

99.1	Press Release of Maiden Holdings, Ltd., dated May 10, 2019

* Schedules and Exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Registrant hereby agrees to supplementally furnish to the SEC upon request any omitted schedule or exhibit to the Master Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	May 10, 2019	MAIDEN HOLDINGS, LTD.

		By:	/s/ Denis M. Butkovic
Denis M. Butkovic
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit
No.	Description

99.1	Press Release of Maiden Holdings, Ltd., dated May 10, 2019

Exhibit 99.1

PRESS RELEASE

Maiden Holdings, Ltd. Announces
First Quarter 2019 Financial Results

PEMBROKE, Bermuda, May 10, 2019 - Maiden Holdings, Ltd. (NASDAQ:  MHLD) ("Maiden" or the "Company") today reported a first quarter 2019 net loss attributable to Maiden common shareholders of $36.6 million or $0.44 per diluted common share, compared to a net income attributable to Maiden common shareholders of $13.7 million or $0.16 per diluted common share in the first quarter of 2018. The non-GAAP operating loss(11) was $26.9 million, or $0.32 per diluted common share compared with a non-GAAP operating income of $5.8 million, or $0.07 per diluted common share in the first quarter of 2018.
Maiden's book value per common share(1) was $1.44 at March 31, 2019, an increase of 33.3% from December 31, 2018.
Consolidated Results for the Quarter Ended March 31, 2019
In the first quarter of 2019, gross premiums written were $(561.1) million, compared to $623.3 million in the prior year quarter, primarily due to the termination of both quota share contracts in the AmTrust Reinsurance segment and the return of unearned premiums on certain lines covered by the Partial Termination Agreement with AmTrust. As previously reported, both terminations were effective January 1, 2019. Net premiums earned were $183.1 million in first quarter 2019, compared to $516.8 million in first quarter 2018 due to the combined impact of the terminated quota share contracts within the AmTrust Reinsurance segment and non-renewals in Maiden's European Capital Solutions business and a reduction in the German Auto programs produced by the Company's IIS unit within its Diversified Reinsurance segment.
First quarter 2019 net loss and loss adjustment expenses decreased to $152.7 million from $353.2 million in the first quarter of 2018, due primarily to lower earned premiums for the AmTrust Reinsurance segment. The first quarter 2019 loss ratio(6) was 83.0% compared to 67.9% reported in first quarter 2018. The increase in the loss ratio was primarily due to a change in the mix of business resulting from the Partial Termination Amendment entered into with AmTrust. Prior year adverse loss development was $7.3 million for the first quarter of 2019, compared to $9.8 million for the same period in 2018.
Commission and other acquisition expenses decreased to $69.6 million in first quarter 2019, from $166.6 million in the first quarter of 2018 due to significantly lower earned premiums resulting from the terminations in the AmTrust Reinsurance segment. The commission and other acquisition expense ratio increased 5.9 points to 37.9% for the first quarter of 2019 from 32.0% for the same period in 2018 as a result of the additional ceding commission agreed to as part of the Partial Termination Amendment with AmTrust.
General and administrative expenses for the first quarter of 2019 totaled $15.9 million, compared to $15.7 million in the first quarter of 2018. Non-recurring expenses were $3.0 million during the first quarter of 2019, primarily related to salaries and related benefits for headcount reductions occurring in 2019. The general and administrative expense ratio(8) in the first quarter of 2019 increased to 8.7% from 3.0% in first quarter 2018 primarily as a result of lower earned premiums, while the total expense ratio(9) was 46.6% in first quarter 2019 compared with 35.0% for the same period last year.
The combined ratio(10) for first quarter 2019 totaled 129.6%, compared with 102.9% in first quarter 2018.
First quarter 2019 net investment income decreased modestly to $32.0 million from $32.9 million in the first quarter of 2018 largely due to the decline in average yield to 3.1% from 3.2% in the same period in 2018.
Additional information regarding the Company’s results of operations can be found in the Company’s Quarterly Report on Form 10-Q filing made concurrent with this news release.

Quarterly Dividends
The Company's Board of Directors did not authorize any quarterly dividends related to either its common shares or any series of its preferred shares. Additional information regarding the Company’s dividends can be found in the Company’s Quarterly Report on Form 10-Q filing made concurrent with this news release.
Other Financial Matters
Total assets were $4.6 billion at March 31, 2019, compared to $5.3 billion at December 31, 2018. Shareholders' equity was $584.3 million at March 31, 2019, compared to $554.3 million at December 31, 2018.

(1)(11) Please see the Non-GAAP Financial Measures table for additional information on these non-GAAP financial measures and reconciliation of these measures to GAAP measures.
 (6)(7)(8)(9)(10) Loss ratio, commission and other acquisition expense ratio, general and administrative expense ratio, expense ratio and combined ratio are non-GAAP operating metrics. Please see the additional information on these measures under Non-GAAP Financial Measures tables.
About Maiden Holdings, Ltd.

Maiden Holdings, Ltd. is a Bermuda-based holding company formed in 2007.  The Company is focused on serving the needs of regional and specialty insurers in Europe and select other global markets by providing innovative reinsurance solutions designed to support their capital needs.
Forward Looking Statements

This release contains "forward-looking statements" which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements are based on the Company's current expectations and beliefs concerning future developments and their potential effects on the Company. There can be no assurance that actual developments will be those anticipated by the Company. Actual results may differ materially from those projected as a result of significant risks and uncertainties, including non-receipt of the expected payments, changes in interest rates, effect of the performance of financial markets on investment income and fair values of investments, developments of claims and the effect on loss reserves, accuracy in projecting loss reserves, the impact of competition and pricing environments, changes in the demand for the Company's products, the effect of general economic conditions and unusual frequency of storm activity, adverse state and federal legislation, regulations and regulatory investigations into industry practices, developments relating to existing agreements, heightened competition, changes in pricing environments, and changes in asset valuations. In addition, the Company may not be able to complete the proposed transaction with Enstar on the terms summarized above or other acceptable terms, or at all, due to a number of factors, including but not limited to failure to obtain governmental and regulatory approvals or to satisfy other closing conditions. Additional information about these risks and uncertainties, as well as others that may cause actual results to differ materially from those projected is contained in Item 1A. Risk Factors in the Company's Annual Report on Form 10-K for the year ended December 31, 2018 as updated in periodic filings with the SEC. However these factors should not be construed as exhaustive. Forward-looking statements speak only as of the date they are made and the Company undertakes no obligation to update or revise any forward-looking statement that may be made from time to time, whether as a result of new information, future developments or otherwise, except as required by law.

CONTACT:

Sard Verbinnen & Co.
Maiden-SVC@sardverb.com

MAIDEN HOLDINGS, LTD.
CONSOLIDATED BALANCE SHEETS
(In thousands of U.S. dollars, except share and per share data)

	March 31, 2019	December 31, 2018
ASSETS	(Unaudited)	(Audited)
Investments:
Fixed maturities, available-for-sale, at fair value (amortized cost 2019 - $3,130,981; 2018 - $3,109,980)	$3,131,934	$3,051,568
Fixed maturities, held-to-maturity, at amortized cost (fair value 2018 - $998,012)	—	1,015,681
Other investments, at fair value	24,693	23,716
Total investments	3,156,627	4,090,965
Cash and cash equivalents	89,521	200,841
Restricted cash and cash equivalents	42,334	130,148
Accrued investment income	27,788	27,824
Reinsurance balances receivable, net	72,867	67,308
Loan to related party	167,975	167,975
Deferred commission and other acquisition expenses, net	161,976	388,442
Funds withheld receivable	652,087	27,039
Other assets	14,729	12,443
Assets held for sale	177,452	174,475
Total assets	$4,563,356	$5,287,460
LIABILITIES
Reserve for loss and loss adjustment expenses	$2,980,113	$3,055,976
Unearned premiums	455,175	1,200,419
Reinsurance balances payable, net	117,943	52,594
Accrued expenses and other liabilities	12,087	12,900
Senior notes - principal amount	262,500	262,500
Less: unamortized debt issuance costs	7,753	7,806
Senior notes, net	254,747	254,694
Liabilities held for sale	159,002	155,961
Total liabilities	3,979,067	4,732,544
Commitments and Contingencies
EQUITY
Preference shares	465,000	465,000
Common shares	881	879
Additional paid-in capital	750,670	749,418
Accumulated other comprehensive loss	(220)	(65,616)
Accumulated deficit	(600,527)	(563,891)
Treasury shares, at cost	(31,515)	(31,515)
Total Maiden Shareholders’ Equity	584,289	554,275
Noncontrolling interest in subsidiaries	—	641
Total Equity	584,289	554,916
Total Liabilities and Equity	$4,563,356	$5,287,460

Book value per common share(1)	$1.44	$1.08

Common shares outstanding	83,064,173	82,948,577

MAIDEN HOLDINGS, LTD.
CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
(In thousands of U.S. dollars, except share and per share data)

	For the Three Months Ended March 31,
	2019	2018
Revenues:
Gross premiums written	$(561,139)	$623,328
Net premiums written	$(561,530)	$622,651
Change in unearned premiums	744,632	(105,838)
Net premiums earned	183,102	516,813
Other insurance revenue	750	3,726
Net investment income	32,022	32,869
Net realized (losses) gains on investment	(11,101)	357
Total revenues	204,773	553,765
Expenses:
Net loss and loss adjustment expenses	152,689	353,206
Commission and other acquisition expenses	69,617	166,628
General and administrative expenses	15,939	15,671
Total expenses	238,245	535,505
Non-GAAP (loss) income from operations(2)	(33,472)	18,260
Other expenses
Interest and amortization expenses	(4,829)	(4,829)
Foreign exchange and other gains (losses)	4,979	(2,407)
Total other expenses	150	(7,236)
(Loss) income before income taxes	(33,322)	11,024
Less: income tax benefit	(38)	(1,324)
Net (loss) income from continuing operations	(33,284)	12,348
(Loss) income from discontinued operations, net of income tax	(3,352)	9,995
Net (loss) income	(36,636)	22,343
Net income attributable to noncontrolling interest	—	(71)
Net (loss) income attributable to Maiden	(36,636)	22,272
Dividends on preference shares(3)	—	(8,545)
Net (loss) income attributable to Maiden common shareholders	$(36,636)	$13,727
Basic (loss) earnings from continuing operations per common share attributable to Maiden shareholders	$(0.40)	$0.05
Basic (loss) earnings from discontinued operations per common share attributable to Maiden shareholders	(0.04)	0.12
Basic (loss) earnings per common share attributable to Maiden shareholders	$(0.44)	$0.17
Diluted (loss) earnings from continuing operations per common share attributable to Maiden shareholders(15)	$(0.40)	$0.04
Diluted (loss) earnings from discontinued operations per common share attributable to Maiden shareholders(15)	$(0.04)	$0.12
Diluted (loss) earnings per common share attributable to Maiden shareholders(15)	$(0.44)	$0.16
Dividends declared per common share	$—	$0.15
Annualized return on average common equity	(142.5)%	7.6%
Weighted average number of common shares - basic	82,965,156	83,040,413
Adjusted weighted average number of common shares and assumed conversions - diluted(15)	82,965,156	83,318,542

MAIDEN HOLDINGS, LTD.
SUPPLEMENTAL FINANCIAL DATA - SEGMENT INFORMATION (Unaudited)
(in thousands of U.S. dollars)

For the Three Months Ended March 31, 2019	Diversified Reinsurance	AmTrust Reinsurance	Other	Total
Gross premiums written	$15,338	$(576,477)	$—	$(561,139)
Net premiums written	$14,947	$(576,477)	$—	$(561,530)
Net premiums earned	$25,292	$157,810	$—	$183,102
Other insurance revenue	750	—	—	750
Net loss and loss adjustment expenses ("loss and LAE")	(14,391)	(138,070)	(228)	(152,689)
Commission and other acquisition expenses	(9,261)	(60,356)	—	(69,617)
General and administrative expenses(4)	(3,031)	(1,266)	—	(4,297)
Underwriting loss(5)	$(641)	$(41,882)	$(228)	(42,751)
Reconciliation to net loss from continuing operations
Net investment income and realized losses on investment				20,921
Interest and amortization expenses				(4,829)
Foreign exchange and other gains				4,979
Other general and administrative expenses(4)				(11,642)
Income tax benefit				38
Net loss from continuing operations				$(33,284)

Net loss and LAE ratio(6)	55.3%	87.5%		83.0%
Commission and other acquisition expense ratio(7)	35.6%	38.2%		37.9%
General and administrative expense ratio(8)	11.6%	0.8%		8.7%
Expense Ratio(9)	47.2%	39.0%		46.6%
Combined ratio(10)	102.5%	126.5%		129.6%

MAIDEN HOLDINGS, LTD.
SUPPLEMENTAL FINANCIAL DATA - SEGMENT INFORMATION (Unaudited)
(in thousands of U.S. dollars)

For the Three Months Ended March 31, 2018	Diversified Reinsurance	AmTrust Reinsurance	Other	Total
Gross premiums written	$49,400	$573,928	$—	$623,328
Net premiums written	$48,271	$574,380	$—	$622,651
Net premiums earned	$25,515	$491,298	$—	$516,813
Other insurance revenue	3,726	—	—	3,726
Net loss and LAE	(15,899)	(337,307)	—	(353,206)
Commission and other acquisition expenses	(9,312)	(157,316)	—	(166,628)
General and administrative expenses(4)	(4,481)	(920)	—	(5,401)
Underwriting loss(5)	$(451)	$(4,245)	$—	(4,696)
Reconciliation to net income from continuing operations
Net investment income and realized gains on investment				33,226
Interest and amortization expenses				(4,829)
Foreign exchange losses				(2,407)
Other general and administrative expenses(4)				(10,270)
Income tax benefit				1,324
Net income from continuing operations				$12,348

Net loss and LAE ratio(6)	54.4%	68.7%		67.9%
Commission and other acquisition expense ratio(7)	31.8%	32.0%		32.0%
General and administrative expense ratio(8)	15.3%	0.2%		3.0%
Expense Ratio(9)	47.1%	32.2%		35.0%
Combined ratio(10)	101.5%	100.9%		102.9%

MAIDEN HOLDINGS, LTD.
NON-GAAP FINANCIAL MEASURES (Unaudited)
(In thousands of U.S. dollars, except share and per share data)

	For the Three Months Ended March 31,
	2019	2018
Non-GAAP operating (loss) income attributable to Maiden common shareholders(11)	$(26,934)	$5,782
Non-GAAP basic and diluted operating (loss) earnings per common share attributable to Maiden shareholders(15)	$(0.32)	$0.07
Annualized non-GAAP operating return on average common equity(12)	(104.7)%	3.2%
Reconciliation of Net (loss) income attributable to Maiden common shareholders to Non-GAAP operating (loss) income attributable to Maiden common shareholders
Net (loss) income attributable to Maiden common shareholders	$(36,636)	$13,727
Add (subtract):
Net realized losses (gains) on investment	11,101	(357)
Foreign exchange and other (gains) losses	(4,979)	2,407
Loss (income) from discontinued operations, net of income tax	3,352	(9,995)
Divested NGHC Quota Share run-off	228	—
Non-GAAP operating (loss) income attributable to Maiden common shareholders(11)	$(26,934)	$5,782

Weighted average number of common shares - basic	82,965,156	83,040,413
Adjusted weighted average number of common shares and assumed conversions - diluted(15)	82,965,156	83,318,542
Reconciliation of Diluted (loss) earnings per common share attributable to Maiden shareholders to Non-GAAP diluted operating (loss) earnings per common share attributable to Maiden shareholders:
Diluted (loss) earnings per common share attributable to Maiden shareholders	$(0.44)	$0.16
Add (subtract):
Net realized losses (gains) on investment	0.13	—
Foreign exchange and other (gains) losses	(0.06)	0.03
Loss (income) from discontinued operations, net of income tax	0.04	(0.12)
Divested NGHC Quota Share run-off	0.01	—
Non-GAAP diluted operating (loss) earnings per common share attributable to Maiden shareholders	$(0.32)	$0.07

Reconciliation of net (loss) income attributable to Maiden to non-GAAP (loss) income from operations:
Net (loss) income attributable to Maiden	$(36,636)	$22,272
Add (subtract):
Foreign exchange and other (gains) losses	(4,979)	2,407
Interest and amortization expenses	4,829	4,829
Income tax benefit	(38)	(1,324)
Loss (income) from discontinued operations, net of income tax	3,352	(9,995)
Net income attributable to noncontrolling interest	—	71
Non-GAAP (loss) income from operations(2)	$(33,472)	$18,260

MAIDEN HOLDINGS, LTD.
NON-GAAP FINANCIAL MEASURES (Unaudited)
(In thousands of U.S. dollars, except share and per share data)

	March 31, 2019	December 31, 2018
Investable assets:
Total investments	$3,156,627	$4,090,965
Cash and cash equivalents	89,521	200,841
Restricted cash and cash equivalents	42,334	130,148
Loan to related party	167,975	167,975
Funds withheld receivable	652,087	27,039
Total investable assets(13)	$4,108,544	$4,616,968

	March 31, 2019	December 31, 2018
Capital:
Preference shares	$465,000	$465,000
Common shareholders' equity	119,289	89,275
Total Maiden shareholders' equity	584,289	554,275
2016 Senior Notes	110,000	110,000
2013 Senior Notes	152,500	152,500
Total capital resources(14)	$846,789	$816,775

(1)
Book value per common share is calculated using Maiden common shareholders’ equity (shareholders' equity excluding the aggregate liquidation value of our preference shares) divided by the number of common shares outstanding.

(2)
Non-GAAP loss (income) from operations is a non-GAAP financial measure defined by the Company as net loss (income) attributable to Maiden excluding foreign exchange and other gains and losses, interest and amortization expenses, income tax (benefit) expense, loss (income) from discontinued operations, net of income tax and net income attributable to noncontrolling interest and should not be considered as an alternative to net loss (income). The Company’s management believes that non-GAAP loss (income) from operations is a useful measure of the Company’s underlying earnings fundamentals based on its underwriting and investment income before financing costs. This loss (income) from operations enables readers of this information to more clearly understand the essential operating results of the Company. The Company’s measure of non-GAAP loss (income) from operations may not be comparable to similarly titled measures used by other companies.

(3)
Dividends on preference shares consist of $0 and $3,094 paid to Preference Shares - Series A for the three months ended March 31, 2019 and 2018, respectively, $0 and $2,939 paid to Preference Shares - Series C for the three months ended March 31, 2019 and 2018, respectively, and $0 and $2,512 paid to Preference Shares - Series D for the three months ended March 31, 2019 and 2018, respectively.

(4)	Underwriting related general and administrative expenses is a non-GAAP measure and includes expenses which are segregated for analytical purposes as a component of underwriting loss.

(5)
Underwriting loss is a non-GAAP measure and is calculated as net premiums earned plus other insurance revenue less net loss and LAE, commission and other acquisition expenses and general and administrative expenses directly related to underwriting activities. Management believes that this measure is important in evaluating the underwriting performance of the Company and its segments. This measure is also a useful tool to measure the profitability of the Company separately from the investment results and is also a widely used performance indicator in the insurance industry.

(6) Calculated by dividing net loss and LAE by the sum of net premiums earned and other insurance revenue.
(7) Calculated by dividing commission and other acquisition expenses by the sum of net premiums earned and other insurance revenue.
(8) Calculated by dividing general and administrative expenses by the sum of net premiums earned and other insurance revenue.
(9) Calculated by adding together the commission and other acquisition expense ratio and the general and administrative expense ratio.
(10) Calculated by adding together the net loss and LAE ratio and the expense ratio.
(11) Non-GAAP operating (loss) income is a non-GAAP financial measure defined by the Company as net (loss) income attributable to Maiden common shareholders excluding realized investment gains and losses, foreign exchange and other gains and losses, loss from discontinued operations, net of income tax, and divested NGHC Quota Share run-off should not be considered as an alternative to net loss. The Company's management believes that non-GAAP operating (loss) income is a useful indicator of trends in the Company's underlying operations. The Company's measure of non-GAAP operating (loss) income may not be comparable to similarly titled measures used by other companies.
(12) Non-GAAP operating return on average common equity is a non-GAAP financial measure. Management uses non-GAAP operating return on average common shareholders' equity as a measure of profitability that focuses on the return to Maiden common shareholders. It is calculated using non-GAAP operating loss attributable to Maiden common shareholders divided by average Maiden common shareholders' equity.
(13) Investable assets is the total of the Company's investments, cash and cash equivalents, funds withheld receivable and loan to a related party.
(14) Total capital resources is the sum of the Company's principal amount of debt and Maiden shareholders' equity.
(15) During a period of loss, the basic weighted average common shares outstanding is used in the denominator of the diluted loss per common share computation as the effect of including potential dilutive shares would be anti-dilutive.